
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM * FORM 10-Q
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

*Identify the financial statement(s) to be referenced in the legend.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   6-MOS
<FISCAL-YEAR-END>                          MAR-28-1997             MAR-28-1997
<PERIOD-START>                             JUN-29-1996             MAR-30-1996
<PERIOD-END>                               SEP-27-1996             SEP-27-1996
<CASH>                                          32,529                  32,529
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    5,821                   5,821
<ALLOWANCES>                                         0                       0
<INVENTORY>                                      5,492                   5,492
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         123,943                 123,943
<DEPRECIATION>                                  30,124                  30,124
<TOTAL-ASSETS>                                 280,276<F1>             280,276<F1>
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                        203,909                 203,909
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        51,273                  51,273
<OTHER-SE>                                    (22,646)                 (22,646)
<TOTAL-LIABILITY-AND-EQUITY>                   280,276                 280,276
<SALES>                                              0<F2>                   0<F2>
<TOTAL-REVENUES>                                46,506                  94,446
<CGS>                                                0                       0
<TOTAL-COSTS>                                   31,016<F3>              63,596<F3>
<OTHER-EXPENSES>                                12,924<F5>              23,775<F5>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                               6,001                  12,142
<INCOME-PRETAX>                                (3,435)                  (5,067)
<INCOME-TAX>                                   (1,200)<F4>              (1,600)<F4>
<INCOME-CONTINUING>                            (2,235)                  (3,467)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                   (2,235)<F6>              (3,467)<F6>
<EPS-PRIMARY>                                    (.23)                    (.43)
<EPS-DILUTED>                                        0                       0

<F1>Includes Advance Rental Payments of $22,528, Contract Rights of $63,217, and
Goodwill of $43,173, each net of accumulated amortization, at September 27, 1996.
<F2>Total Revenues include Sales of laundromats and equipment of $4,614 and
$9,172, for the 3 months and 6 months ended September 27, 1996, respectively.
<F3>Total Costs include Cost of Goods Sold of $3,083 and $6,458, for the 3 months and 6 months ended September 27, 1996, respectively.
<F4>The provision (benefit) for income taxes consists of $100 and $150 currently payable and ($1,350) and ($1,750) deferred, for the 3 months and 6 months ended September 27, 1996, respectively.
<F5>A stock-based compensation charge was recorded of $1,460 for the 3 month and 6 month periods ended September 27, 1996.
<F6>In addition, EBITDA (earnings before deductions for interest, income taxes, depreciation and amortization) of $28,727 (before the deduction for the stock-based compensation charge), was generated for the reported period.
EBITDA is used by management and certain investors as an indicator of a company's historical ability to service debt.

